EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Midwest Energy Emissions Corp. on Form S-1 of our report dated May 14, 2020, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the consolidated financial statements of Midwest Energy Emissions Corp. as of December 31, 2019 and for the year ended December 31, 2019, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on June 3, 2020 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus. Our report on the consolidated financial statements refers to a change in the method of accounting for leases effective January 1, 2019.

/s/ Marcum LLP

Marcum LLP

Houston, Texas

November 9, 2021